 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112133, 333-141178) pertaining to the Pro-Dex, Inc. 2004 Stock Option Plan and the Pro-Dex, Inc. 2004 Directors' Stock Option Plan, Inc., of our report dated September 28, 2010 with respect to the consolidated financial statements of Pro-Dex, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2010.

Irvine, California

September 28, 2010